SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 29, 2010

White Mountain Titanium Corporation
(Exact Name of Registrant as Specified in Charter)

NEVADA	333-129347	87-057730
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

Augusto Leguia 100, Oficina 812, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (56 2) 657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02	Unregistered Sales of Equity Securities

The unit offering by White Mountain Titanium Corporation closed on December 30, 2010, with a total of $3,500,000 in gross proceeds.  In addition to the initial sale of 4,635,385 units reported by the Company in its report on Form 8-K filed with the Commission on December 20, 2010, the Company sold an additional 749,231 units for additional gross proceeds of $487,000 and also issued an additional 187,310 warrants to 21 accredited investors.  These additional securities were issued without registration under the Securities Act by reason of the exemptions from registration afforded by the provisions of Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder.  Each person acknowledged appropriate investment representations with respect to the sales and consented to the imposition of restrictive legends upon the certificates representing the shares and warrants.  They did not enter into the transaction with the Company as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor was afforded the opportunity to ask questions of the Company’s management and to receive answers concerning the terms and conditions of the offering.  The Company paid $38,960 in selling commissions based upon the additional $487,000 of proceeds in this offering to a licensed selling agent, Chelsea Financial Services, and granted non-transferable warrants to the selling agent to purchase 59,939 shares at a price of $0.65 per share exercisable until December 16, 2013.

With the sales of the additional units as set forth above, the Company currently has outstanding 49,766,628 shares of its common stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2010, our Board of Directors approved issuance of 490,000 shares to a total of 13 persons under our compensation pool.  These included grants of 50,000 shares each to John May and Wei Lu, two of our directors; grants of 30,000 shares each to Howard Crosby, a director, and Charles E. Jenkins, our CFO; 80,000 shares each to Michael P. Kurtanjek, our President, and Brian Flower, our Chairman.  In addition, our board granted performance bonuses of 400,000 shares each to Messrs Kurtanjek and Flower in recognition of their successful efforts to develop a process design for rutile concentrate, to secure letters of intent for off-take agreements for rutile concentrate, to license a new titanium metal technology, and to keep the company funded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: January 13, 2011	By:	/s/ Brian Flower
Brian Flower Chairman